Exhibit 4.1
FORM OF DIRECT INVESTMENT WARRANT
NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN (OR WILL BE, WITH RESPECT TO THE SECURITIES ISSUABLE UPON EXERCISE HEREOF) ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.
THE WARRANT EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2008, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF THIS WARRANT WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.
OXiGENE, INC.
WARRANT TO PURCHASE COMPANY COMMON STOCK

No. CW-_	October 17, 2008
          THIS CERTIFIES THAT, for value received, SYMPHONY ViDA HOLDINGS LLC, with its principal office at 7361 Calhoun Place, Suite 325, Rockville, MD 20855, or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from OXiGENE, Inc., a Delaware corporation, with its principal office at 230 Third Avenue, Waltham, MA 02451(the “Company”) up to 11,281,877 (eleven million two hundred eighty one thousand eight hundred seventy seven) shares of the Common Stock of the Company (the “Company Common Stock”), subject to adjustment as provided herein. This Warrant is being issued pursuant to the terms of the Stock and Warrant Purchase Agreement, dated October 1, 2008, by and among the Company and the Holder (the “Stock and Warrant Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Stock and Warrant Purchase Agreement (including Annex A thereto).
          1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

               (a) “Additional Common Shares” shall mean all shares of Company Common Stock issued (or deemed to be issued) by the Company after the date of first issuance of this Warrant, other than shares of Company Common Stock issued or issuable (a) pursuant to an equity compensation plan approved by the Company Board or (b) upon the conversion, exchange or exercise of any right, option, obligation or security outstanding prior to the date of the Stock and Warrant Purchase Agreement.
               (b) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable, directly or indirectly, for shares of Company Common Stock; provided that this definition shall not include options to purchase shares of Company Common Stock issued to employees, directors or consultants of the Company pursuant to any plan approved by the Company Board.
               (c) “Exercise Period” shall mean the period commencing on the earlier of (1) fifteen (15) Business Days after the receipt of Stockholder Approval with respect to the shares of Company Common Stock underlying this Warrant and (2) the six (6) month anniversary of the date hereof, provided that at such six (6) month anniversary the exercise of this Warrant would be permitted under the NASDAQ Rules and ending on the tenth anniversary of the date of issuance, except as otherwise provided below.
               (d) “Exercise Price” shall mean $1.11, subject to adjustment from time to time pursuant to Section 6 below.
               (e) “Exercise Shares” shall mean the shares of Company Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 6 below.
               (f) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire shares of Company Common Stock or Convertible Securities; provided that this definition shall not include options to purchase shares of Company Common Stock issued to employees, directors or consultants of the Company pursuant to any plan approved by the Company Board.
          2. EXERCISE OF WARRANT.
               2.1 Method of Exercise. The rights represented by this Warrant (a) shall be exercised for cash as soon as practicable, and to the greatest extent then permissible, following the earliest event set forth in the definition of the Exercise Period, and (b) may be exercised earlier upon a Transaction Event, in each case, in increments having a market value of not less than $3,000,000 (three million dollars) or, if less than $3,000,000 (three million dollars), the amount needed to exercise this Warrant in full by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):
Form of Direct Investment Warrant

               (a) An executed Notice of Exercise in the form attached hereto;
               (b) Payment of the Exercise Price of the Exercise Shares purchased thereby in cash or by check or wire transfer of immediately available funds;
               (c) This Warrant; and
               (d) Upon the exercise of the rights represented by this Warrant, shares of Company Common Stock shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, within a reasonable amount of time following receipt by the Company of all of the items designated in clauses (a) and (b) above, but in no event later than thirty (30) days after the date of exercise pursuant to this Section 2.1. The Company shall (i) upon request of the Holder, if available and if allowed under applicable securities laws, use commercially reasonable efforts to deliver Exercise Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, or (ii) if requested by the Holder, deliver to the Holder certificates evidencing the Exercise Shares. The person in whose name any Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which delivery of the Notice of Exercise, delivery of this Warrant and payment of the Exercise Price were made, irrespective of the date of issuance of the shares of Company Common Stock, except that, if the date of such delivery and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.
               2.2 Mandatory Exercise. This Warrant shall be exercised, from time to time in increments having a market value of not less than $3,000,000 (three million dollars) or the amount needed to exercise this Warrant in full, for cash by the Holder within fifteen (15) Business Days following the later of (i) Stockholder Approval (as defined in the Stock and Warrant Purchase Agreement) and (ii) such time as the issuance of Company Common Stock may be made pursuant to the NASDAQ Rules and other applicable Law. Notwithstanding the foregoing, the Company shall not effect any exercise of this Warrant, and the Holder of this Warrant shall not have the right to exercise any portion of this Warrant, if such exercise would be prohibited by the NASDAQ Rules.
               2.3 Partial Exercise. If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within ten (10) days of the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder. In no event shall this Warrant be exercised for a fractional Exercise Share, and the Company shall not distribute a Warrant exercisable for a fractional Exercise Share. Fractional Exercise Shares shall be treated as provided in Section 5 hereof.
Form of Direct Investment Warrant

               2.4 Legend.
                    (a) All certificates evidencing the shares to be issued to the Holder may bear the following legends (provided that no such legend shall be borne by Exercise Shares issued following the valid disposition of such shares pursuant to a registration statement which is effective under the Securities Act):
          “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND THE SAME HAVE BEEN ISSUED IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT AS PERMITTED UNDER SUCH SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.”
          “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN ARTICLE VI OF THE STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF OCTOBER 1, 2008, BY AND BETWEEN THE ISSUER HEREOF AND SYMPHONY ViDA HOLDINGS LLC (COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER HEREOF).”
                    (b) If the certificates representing shares include either or both of the legends set forth in Section 2.4(a) hereof, the Company shall, upon a request from a Holder, or subsequent transferee of a Holder, as soon as practicable but in no event more than thirty (30) days after receiving such request, remove or cause to be removed (i) if the shares cease to be restricted securities, the securities law portion of the legend and/or (ii) in the event of a sale of the shares subject to issuance following the transfer of the shares in compliance with the transfer restrictions, the transfer restriction portion of the legend, from certificates representing the shares delivered by a Holder (or a subsequent transferee).
               2.5 Charges, Taxes and Expenses. Issuance of the Exercise Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of any electronic or paper certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event Exercise Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. Notwithstanding anything to the contrary in this Section 2.5, all issue or transfer tax or other incidental expenses imposed by a Governmental Authority outside the United States shall be 100% borne by the Holder. To the extent that the issuance of the Exercise Shares requires a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, all such fees and
Form of Direct Investment Warrant

expenses in connection with such filing will be paid by the Company, and the Company shall cooperate with the Holder with respect to any such filing.
          3. COVENANTS OF THE COMPANY.
               3.1 Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Company Common Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Company Common Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Company Common Stock (or other securities as provided herein) to such number of shares as shall be sufficient for such purposes.
               3.2 No Impairment. The Company will not, by amendment (including by merger, consolidation or otherwise) of its Certificate of Incorporation (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith carry out of all the provisions of this Warrant and take all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against such impairment.
               3.3 Notices of Record Date. If at any time:
                    (a) the Company shall take a record of the holders of Company Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right (other than with respect to any equity or equity equivalent security issued pursuant to a rights plan adopted by the Company Board);
                    (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company; or
                    (c) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in any one or more of such cases, the Company shall use commercially reasonable efforts to give to the Holder, provided that such action is available and permitted under applicable securities laws, at least ten (10) days prior written notice of the record date for
Form of Direct Investment Warrant

such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company. Any notice provided hereunder shall specify the date on which the holders of Company Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and the then current estimated date for the closing of the transaction contemplated by any proposed reorganization, reclassification, recapitalization, consolidation, merger, sale, transfer, disposition, dissolution, liquidation or winding up of the Company.
          4. REPRESENTATIONS OF HOLDER.
               4.1 Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a present view toward the public sale or public distribution of said Warrant or Exercise Shares or any part thereof and has no intention of selling or distributing said Warrant or Exercise Shares or any arrangement or understanding with any other persons regarding the sale or distribution of said Warrant or the Exercise Shares, except as would not result in a violation of the Securities Act. The Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Warrant except in accordance with Section 8 and the provisions of Article VI of the Stock and Warrant Purchase Agreement and will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) the Exercise Shares except in accordance with the provisions of Section 8 and Article VI of the Stock and Warrant Purchase Agreement and pursuant to and in accordance with the Securities Act.
               4.2 Securities Are Not Registered.
                    (a) The Holder understands that the offer and sale of neither the Warrant nor the Exercise Shares has been registered under the Securities Act.
                    (b) The Holder recognizes that the Warrant and the Exercise Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Holder recognizes that the Company has no obligation to register the Warrant or, except as provided in the Stock and Warrant Purchase Agreement and the Registration Rights Agreement, the Exercise Shares, or to comply with any exemption from such registration.
                    (c) The Holder is aware that neither the Warrant nor the Exercise Shares may be sold pursuant to Rule 144 adopted under the Securities Act (“Rule 144”) unless certain conditions are met, including, among other things, the availability of certain current public information about the Company and the expiration of the required holding period under Rule 144.
               4.3 Disposition of Warrant and Exercise Shares.
Form of Direct Investment Warrant

                    (a) The Holder further agrees not to make any disposition of all or any part of the Warrant or Exercise Shares in any event unless and until one of the following occurs:
                         (i) The Company shall have received a letter secured by the Holder from the SEC stating that no action will be recommended to the SEC with respect to the proposed disposition;
                         (ii) There is then in effect a registration statement under the Securities Act covering the Exercise Shares and such disposition is made in accordance with said registration statement; or
                         (iii) The Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Securities Act or any applicable state securities laws; provided, that so long as the Holder provides the Company with a representation letter in customary form with respect to a Rule 144 disposition, no opinion shall be required for any disposition made or to be made in accordance with the provisions of Rule 144.
          5. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then Closing Market Price (as of the applicable exercise date) of an Exercise Share by such fraction.
          6. CERTAIN EVENTS.
          6.1 Dividends, Subdivisions, Combinations and Reclassifications. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Company Common Stock or make a distribution in shares of Company Common Stock to holders of its outstanding Company Common Stock, (ii) subdivide its outstanding shares of Company Common Stock into a greater number of shares, (iii) combine its outstanding shares of Company Common Stock into a smaller number of shares of Company Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Company Common Stock, then the number of Exercise Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Exercise Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Exercise Shares or other securities of the Company which are purchasable hereunder, the
Form of Direct Investment Warrant

Holder shall thereafter be entitled to purchase the number of Exercise Shares or other securities resulting from such adjustment at an Exercise Price per Exercise Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Exercise Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Exercise Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
          6.2 Corporate Transactions. In the event that the surviving or resulting “parent” entity (the “Surviving Entity”) in a merger or acquisition involving the Company is an entity other than the Company, then the Holder or any subsequent holder of this Warrant shall either exercise this Warrant (which will become immediately exercisable upon a Transaction Event) or surrender this Warrant in exchange for a new Warrant exercisable for shares of the common stock of the Surviving Entity (the "Replacement Warrant”); provided, that:
               (a) if the terms of such merger or acquisition shall provide for consideration that consists of a combination of cash and stock of the Surviving Entity, then any Replacement Warrant issued to the holders of this Warrant shall be solely for stock of the Surviving Entity, at an exchange ratio reflecting the total consideration paid by the Surviving Entity at the time of such change in control as if the total consideration (including cash) for each share of Company Common Stock was instead paid only in stock of the Surviving Entity at the time of such change of control (as illustrated on Exhibit A to this Warrant), and the holders of the Replacement Warrant shall have the registration rights for stock issuable upon exercise of the Replacement Warrant as provided under the Registration Rights Agreement; and
               (b) if such a merger or acquisition shall occur and the consideration for such merger or acquisition shall be paid entirely in cash, then any holder of this Warrant shall have the option to elect, within fifteen (15) Business Days of receiving notice of the public announcement of the merger or acquisition by written notice of election to the Company, either to (A) receive from the Surviving Entity, upon the closing of such merger or acquisition, a Replacement Warrant solely for stock of the Surviving Entity, at an exchange ratio reflecting the cash paid by the Surviving Entity at the time of such change in control; or (B) surrender this Warrant to the Company in consideration of a cash payment for each share of Company Common Stock subject to purchase under this Warrant equal to the difference of (i) the per share cash consideration to be received by a holder of one share of Company Common Stock (including the Company Common Stock subject to purchase under this Warrant) to be tendered in the merger or acquisition and (ii) the Exercise Price (the aggregate of such amounts, the “Warrant Surrender Price”). The Warrant Surrender Price shall be paid upon the surrender of this Warrant promptly following the closing of the all cash merger or acquisition.
               (c) Following a merger or acquisition involving the payment of non-cash consideration in which the Company is not the Surviving Entity, any reference
Form of Direct Investment Warrant

to “Company Common Stock” shall be deemed instead to refer to the common stock of the Surviving Entity. For purposes of this Section 6.2 “common stock of the Surviving Entity” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation, and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the occurrence of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 6.2 shall similarly apply to successive mergers, acquisitions, consolidations or disposition of assets.
               6.3 Deemed Issuances of Additional Common Shares: Options and Convertible Securities. In the event that at any time or from time to time after the date of issuance of this Warrant, the Company shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then for purposes of the definition of “Additional Common Shares” the maximum number of shares of Company Common Stock (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Company Common Stock (with respect to this Warrant) issued as of the time of such issue or, in the case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Common Shares shall not be deemed to have been issued with respect to an adjustment of the Exercise Price unless the consideration per share (determined pursuant to Section 6.5) of such Additional Common Shares would be less than the Exercise Price, and provided further that in any such case in which Additional Common Shares are deemed to be issued no further adjustment in the Exercise Price shall be made upon the shares of Company Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities.
                    6.4 Adjustment of Exercise Price Upon Issuance of Additional Common Shares. In the event the Company shall issue Additional Common Shares (including Additional Common Shares deemed to be issued pursuant to Section 6.3) without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price by a fraction (x) the numerator of which shall be (1) the number of shares of Company Common Stock outstanding immediately prior to such issue, plus (2) the number of shares of Company Common Stock which the aggregate consideration received by the Company for the total number of Additional Common Shares so issued would purchase at that Exercise Price, and (y) the denominator of which shall be (1) the number of shares of Company Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Common Shares so issued including shares of Company Common Stock deemed issued pursuant to Section 6.3.
Form of Direct Investment Warrant

                    6.5 Determination of Consideration. For purposes of this Section 6, the consideration received by the Company for the issue of any Additional Common Shares shall be computed as follows:
               Cash and Property. Such consideration shall:
                    (i) insofar as it consists of cash, be computed as the net amount of cash received by the Company after deduction of any amounts paid or payable for accrued interest, accrued dividends, underwriting or similar commissions or concessions paid or allowed by the Company in connection with such issue or sale but without deduction of any expenses payable by the Company;
                    (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Company Board and the holder of this Warrant;
                    (iii) in the event Additional Common Shares are issued together with other shares or securities or other assets of the Company for consideration which covers both, by the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Company Board and the holder of this Warrant; and
                    (iv) in the event the Company Board and the holder of this Warrant do not agree on the value of the consideration pursuant to this Section 6.5(a), then they shall appoint a mutually agreed upon third party appraiser to determine the value of such consideration, and such third party appraiser’s determination of the value of the consideration shall be final.
               (d) Options and Convertible Securities. The consideration per share received by the Company for Additional Common Shares deemed to have been issued pursuant to Section 6.3, relating to Options and Convertible Securities, shall be determined by dividing:
                    (i) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
                    (ii) the maximum number of shares of Company Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.
Form of Direct Investment Warrant

          6.6 Adjustment of Exercise Price. The form of this Warrant need not be changed because of any adjustment in the number, class, and kind of shares subject to this Warrant. The Company shall promptly provide a certificate from its principal accounting officer notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number, class, and kind of shares (and other securities or property) issuable upon exercise of this Warrant, which certificate shall specify the Exercise Price and number, class and kind of shares (and other securities or property) under this Warrant after giving effect to such adjustment and shall set forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.
          7. NO STOCKHOLDER RIGHTS. Except to the extent specified in Section 6, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. Upon the exercise of this Warrant in accordance with Section 2, the Exercise Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date of such exercise.
          8. TRANSFER OF WARRANT. Subject to applicable laws, the restriction on transfer set forth on the first page of this Warrant and the provisions of Article VI of the Stock and Warrant Purchase Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, by the Holder or its Affiliates, in person or by duly authorized attorney, upon delivery of this Warrant, the Assignment Form attached hereto and funds sufficient to pay any transfer taxes (in accordance with Section 2.5 hereof) payable upon the making of such transfer, to one or more transferees designated by the Holder on or after the twelve month anniversary of the date of issuance of this Warrant; provided, however, that without the prior written consent of the Company (not to be unreasonably withheld), the Holder shall not transfer this Warrant to more than five (5) transferees. For the avoidance of doubt, any transferee shall take this Warrant subject to the obligations in Section 2.2 hereof. Any transferee will sign and deliver to the Company an investment letter in a form that is commercially reasonable, customary for use in similar transactions and reasonably satisfactory to the Company. Upon such delivery and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Exercise Shares without having a new Warrant issued.
          9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.
Form of Direct Investment Warrant

          10. MODIFICATIONS AND WAIVER. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.
          11. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to the Holder at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.
          12. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.
          13. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of New York without regard to the principles of conflict of laws. The Company and, by accepting this Warrant, the Holder, each irrevocably submits and consents to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          14. DESCRIPTIVE HEADINGS. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.
          15. SUCCESSORS AND ASSIGNS. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of the Holder.
Form of Direct Investment Warrant

          16. SEVERABILITY. The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.
          17. REGISTRATION RIGHTS. The holder of this Warrant and of the Exercise Shares shall be entitled to the registration rights and other applicable rights with respect to the Exercise Shares as and to the extent set forth in the Stock and Warrant Purchase Agreement and the Registration Rights Agreement.
          18. SPECIFIC PERFORMANCE. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that either party shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant by the other party and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either party may be entitled by law or equity.
          19. ENTIRE AGREEMENT. This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.
[Signature Page Follows]
Form of Direct Investment Warrant

          IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of October 17, 2008.

OXiGENE, INC.

By:

Name:

Title:

Address:	230 Third Avenue
Waltham, MA 02451
Attn:
Facsimile: (___) ___-___
Signature Page to the Direct Investment Warrant

NOTICE OF EXERCISE

TO:	OXiGENE, INC.
          (1) The undersigned hereby elects to:
               ☐ purchase                      shares of the Company Common Stock of OXiGENE, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full for such shares.
          (2) Please issue a certificate or certificates representing said shares of Company Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
          (3) If the Warrant is not being exercised in full, please issue a certificate representing a new Warrant evidencing the right of the Holder to purchase the balance of the Exercise Shares purchasable under the Warrant, such certificate to be registered in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)
          (4) The undersigned represents that (i) the aforesaid shares of Company Common Stock are being acquired for the account of the undersigned not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”) and that the undersigned has no present intention of distributing or reselling such shares in violation of the Securities Act; (ii) the undersigned is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision regarding its investment in the Company; (iii) the undersigned is experienced in making investments of this type and has such knowledge and background in financial and business matters that the undersigned is capable of evaluating the merits and risks of this investment and protecting the undersigned’s own interests; (iv) the undersigned understands that the shares of Company Common Stock issuable upon exercise of this Warrant must be held indefinitely unless subsequently registered under
Form of Direct Investment Warrant

the Securities Act or an exemption from such registration is available, and (v) the undersigned agrees not to make any disposition of all or any part of the aforesaid shares of Company Common Stock unless and until there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with said registration statement, or the undersigned has provided the Company with an opinion of counsel satisfactory to the Company, stating that such registration is not required.

(Date)	(Signature)

(Print Name)
Form of Direct Investment Warrant

2

ASSIGNMENT FORM
(To assign the foregoing Warrant, subject to compliance with Section 4.3 hereof, execute this form and supply required information. Do not use this form to purchase shares.)
          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:

(Please Print)

Address:

(Please Print)

Dated:	, 20___

Holder’s
Signature:

Holder’s
Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.
Form of Direct Investment Warrant

EXHIBIT A
WARRANT CONVERSION EXAMPLE
          In the event that the Company is the target of a merger or acquisition in which the share purchase price paid by the acquiror is paid in cash or a mixture of cash and stock, the outstanding Warrants are to be exchanged for Replacement Warrants of the Surviving Entity such that the holders of Warrants shall receive additional Replacement Warrants in lieu of the cash portion of the share purchase price, as set out in the following example:
A holder hereunder holds Warrants exercisable for 100,000 shares of Company Common Stock at an exercise price of $10.00 per share, and the share purchase price paid by the acquiror is $15.00 per share of Company Common Stock, with $5.00 to be paid in cash and $10.00 to be paid in shares of the common stock of the Surviving Entity (“New Stock”), based on a price of $100.00 per share of New Stock.
The Warrants of the holder, exercisable for 100,000 shares of Company Common Stock, shall be converted as follows:
(1)	The New Stock portion of the purchase price ($10.00 / share, or a ratio of New Stock to Company Common Stock of 10 to 1) shall yield Replacement Warrants exercisable for 10,000 shares of New Stock; and

(2)	The cash portion of the purchase price ($5.00 / share, or $500,000 total) shall, at the New Stock price of $100 /share, yield Replacement Warrants exercisable for 5,000 shares of New Stock ($500,000 / $100 = 5,000).
Therefore, in such a scenario, a holder of Warrants exercisable for 100,000 shares of Company Common Stock would receive Replacement Warrants exercisable for 15,000 shares of New Stock at an exercise price of $66.67 per share ($10.00 / $15.00 = 0.67 x $100.00 = $66.67).
Form of Direct Investment Warrant

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